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                                                                     EXHIBIT 5.1

                             CHOATE, HALL & STEWART
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                 EXCHANGE PLACE
                                 53 STATE STREET

                        BOSTON, MASSACHUSETTS 02109-2891

                             TELEPHONE (617)248-5000
                            FACSIMILE (617) 248-4000

                                 TELEX 49615860

                                        December 8, 1999

Sierra Pacific Resources
P.O. Box 30150
6100 Neil Road
Reno, Nevada 89520-3150

Ladies and Gentlemen:

         This opinion is delivered to you in connection with the registration statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed on or about December 7, 1999 by Sierra Pacific Resources (the "COMPANY") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for registration under the Securities Act of 1,600,000 shares of Common Stock, $1.00 par value per share (the "COMMON STOCK"), of the Company to be issued by the Company from time to time under its Executive Long-Term Incentive Plan, Non-Employee Director Stock Plan, and Employee Stock Purchase Plan (collectively the "Plans"). Capitalized terms used and not otherwise defined shall have the meanings given to them in the Registration Statement.

         We are familiar with the Company's Restated Articles of Incorporation, its By-Laws, the records of its corporate proceedings and the Plans. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Company under the Plans, as in effect on the date hereof, when issued against receipt of the agreed purchase price therefor in accordance with the terms of the Plans will be legally issued, fully paid and nonassessable.

         Insofar as this opinion relates to matters of law and legal conclusions governed by the laws of the State of Nevada, we base it on the opinion of Messrs. Woodburn and Wedge, as evidenced by the opinion of such firm to be filed with the Registration Statement and consent contained in such opinion to the statements made in the Registration Statement regarding such firm.

         We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           CHOATE, HALL & STEWART